Exhibit 99.1

McAfee, Inc. Reports Results for the Second Quarter of 2010

McAfee to Acquire tenCube, Plans to Deliver Next Generation Mobility Platform

  Non-GAAP Revenue of $495 million (increase of six percent year-over-year); GAAP Revenue of $489 million (increase of four percent year-over-year)
  Non-GAAP Earnings Per Share of $0.63 (increase of five percent year-over-year); GAAP Earnings Per Share of $0.25 (increase of 39 percent year-over-year)
  Deferred Revenue of $1.4 billion (increase of five percent year-over-year)
  Cash Flow from Operations of $134 million (increase of 152 percent year-over-year)

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 29, 2010--McAfee, Inc. (NYSE:MFE) today reported financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Financial Highlights:

  Non-GAAP and GAAP revenue was $495 million and $489 million, respectively. Non-GAAP revenue was a second quarter record and an increase of six percent year-over-year.
  Deferred revenue reached a second quarter record of $1.4 billion, an increase of five percent year-over-year
  Cash flow from operations reached $134 million, an increase of 152 percent year-over-year, bringing the total of cash and marketable securities to $804 million at quarter end
  Currency fluctuations had a negative impact on revenue of $12 million quarter-over-quarter and $5 million year-over-year. Currency fluctuations had a negative impact on deferred revenue of $46 million quarter-over-quarter and $66 million year-over-year.
  Non-GAAP and GAAP earnings per diluted share were $0.63 and $0.25, respectively. Non-GAAP earnings per diluted share was a second quarter record and represented an increase of five percent year-over-year.

Executive Commentary:

“For the second quarter we’re proud to report another strong quarter and are especially pleased to see the solid non-GAAP earnings per share, strong operating cash flow, coupled with solid consumer and corporate bookings,” said McAfee president and chief executive officer Dave DeWalt.

“Despite foreign currency headwinds, we improved operating leverage resulting in better than expected non-GAAP earnings per share of $0.63 and we generated operating cash flow of $134 million, attesting to the strength of our business model. Our financial foundation is set for continued growth with leading solutions, a world class sales force and the strongest partner relationships in our history. We also saw an all time record of consumer revenue in the quarter. We were extremely pleased to be able to extend our relationship with our two largest OEM partners and to see a near record quarter of multi-million dollar orders from our corporate customers," continued DeWalt.

Second Quarter 2010 Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q2 2010	Q2 2009	% Change	% Change Constant Currency Change ***
Non-GAAP Revenue*	$495.3	$468.7	6%	7%
GAAP Revenue	$489.2	$468.7	4%	5%

Non-GAAP Operating Income*	$129.4	$125.4	3%	8%
Non-GAAP Net Income*	$98.2	$94.7	4%	9%
Non-GAAP Net Income Per Share* (Diluted)	$0.63	$0.60	5%	10%

GAAP Operating Income	$55.1	$55.9	(1)%	9%
GAAP Net Income	$39.4	$28.7	38%	52%
GAAP Net Income Per Share (Diluted)	$0.25	$0.18	39%	54%

Deferred Revenue	$1,366.5	$1,307.6	5%	10%
Cash & Marketable Securities	$804.3	$886.1	(9)%
*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

***Management evaluates and reviews growth rates adjusted for the impact of foreign currency fluctuations to provide a framework for assessing how our underlying business performed. Current period GAAP and non-GAAP results are converted using the comparable average prior-period exchange rates. The current period deferred revenue balance has been adjusted for foreign currency impacts over the last 12 months.

Corporate Business:

  GAAP revenue grew two percent year-over-year to $298 million in the second quarter of 2010, up three percent constant currency
  McAfee closed 474 deals greater than $100,000 in value, including 78 deals greater than $500,000 in value and 30 deals greater than $1 million in value

Consumer Business:

  GAAP revenue grew eight percent year-over-year to a record $191 million in the second quarter of 2010, up nine percent constant currency
  McAfee signed or extended 25 agreements and launched 67 new or enhanced online partnerships, bringing the total to over 200 brand name partners worldwide

North America:

  GAAP revenue grew eight percent year-over-year to $286 million in the second quarter of 2010
  GAAP revenue accounted for 58 percent of total revenue for the second quarter of 2010 and 57 percent for the second quarter of 2009

International:

  GAAP revenue reached $203 million in the second quarter of 2010, flat when compared to the same period last year, up two percent constant currency
  Currency fluctuations had a negative impact of $5 million on revenue year-over-year and $12 million quarter-over-quarter

Balance Sheet and Cash Flow Summary:

  Cash and marketable securities was $804 million at the end of the second quarter of 2010, reflecting a net cash outlay of $33 million for the acquisition of Trust Digital which closed June 2010
  The company repurchased approximately 4.6 million shares of its common stock for $150 million under its $500 million stock repurchase program with $200 million remaining available under our current Board approved authorization
  Cash flow from operations reached $134 million
  Days sales outstanding (DSOs) were 45 days, down six days compared to the same period last year primarily due to strong cash collections
  Deferred revenue reached $1.4 billion at the end of the second quarter of 2010, including a negative foreign currency impact of approximately $46 million quarter-over-quarter
  Approximately 80 percent of revenue during the second quarter of 2010 came from prior period deferred revenue

Key Announcements:

  Jonathan Chadwick has joined the company as chief financial officer
  Earlier this quarter, McAfee acquired privately owned Trust Digital. With Trust Digital's strong foot-hold in the mobile security market, McAfee will extend its endpoint market and address a wide range of mobile operating systems including iPhone OS, Android, Web OS, Windows Mobile and Symbian.
  Today McAfee announced it has agreed to acquire privately owned tenCube, provider of WaveSecure mobile security service.  Adding WaveSecure's locate, lock, back-up and wipe technology to Trust Digital's enterprise mobility management and McAfee's mobile security technology gives McAfee the capabilities it needs to deliver the industry's most complete next generation mobility platform.

  McAfee opened its new state-of-the-art facility in Cork, Ireland and announced third quarter plans to open a new McAfee Labs facility in Santiago, Chile
  McAfee released its McAfee® SaaS Web Protection, a new Software-as-a-Service Web security solution that combines the robust enterprise-grade reporting capabilities and features from McAfee solutions
  McAfee now has original equipment manufacturer relationships to provide antivirus technology to two-thirds of world’s secured universal serial bus (USB) device manufacturers
  McAfee launched McAfee® Internet Security and McAfee® Family Protection for Mac. McAfee Internet Security empowers consumers to surf the web safely, while McAfee Family Protection allows parents to filter inappropriate content for their children.
  McAfee launched McAfee® Identity Protection, one of the most comprehensive and easy to use identity protection services on the market
  The company released McAfee® Family Protection iPhone, iPod touch and iPad Edition, which provide strong parental controls to keep children safe when they are browsing the Internet on an Apple mobile device

Financial Outlook:

  McAfee expects GAAP net revenue in the third quarter of 2010 of $505 million to $520 million
  The company expects third quarter 2010 GAAP net income of $0.29 to $0.33 per diluted share and non-GAAP net income of $0.62 to $0.66 per diluted share
  This guidance reflects an assumed 29 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2010

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 45021797
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until August 12 by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through the McAfee Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted net revenue, gross profit, operating income and net income, which we refer to as “non-GAAP net revenue,” "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management adjusts for certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP net revenue primarily includes prior period deferred revenue that was originally scheduled to be recognized in the second quarter of 2010 from the balance sheet but became delayed until future periods because of the remediation actions taken related to the antivirus signature file update we released on April 21, 2010 that impacted some of our customers’ computers (“DAT 5958”).

Non-GAAP gross profit excludes expenses related to our DAT 5958 remediation actions, amortization of purchased technology, stock-based compensation expense and certain other items. Non-GAAP net income and non-GAAP operating income exclude expenses related to our DAT 5958 remediation actions, amortization of purchased technology and intangibles, stock-based compensation expenses, acquisition-related costs, restructuring charges, provision for income taxes and certain other items.

Management used a 24 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2010 and 2009. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP net revenue because we believe it provides supplemental information that shows the financial impact of the remediation actions taken related to DAT 5958. We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance and to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management adjusts for the items described above in its evaluation of target performance.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP net revenue, GAAP gross profit, GAAP operating income and GAAP net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2010 and 2009
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net revenue, gross profit, operating income and net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended June 30, 2010; guidance on expected results for the third quarter of 2010; and tax rates for 2010. Forward looking statements also include statements about the demand for and value of McAfee's security solutions and McAfee's financial foundation, business strategy, business model, market positioning, relationships, opportunities, and continued growth. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that the negative impact of foreign currency fluctuations may exceed McAfee's estimate; the financial impact and reputational harm associated with McAfee’s release in the second quarter of an antivirus signature file update that impacted some of its customers’ computers may have some residual impact that exceeds McAfee's estimate. McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, capture market share, notwithstanding related commitment or related investment, or successfully repurchase stock under its stock repurchase program. McAfee may not benefit from its acquisitions, strategic alliances, partnerships or stock repurchase program as anticipated; customers may not respond as favorably as anticipated to the company's product or technical support offerings; the company's product and service offerings may not continue to interoperate effectively with operating systems causing delayed or lost sales or increased expenses; the company may experience delays in product development or the release of previously announced products; the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent; the company may not satisfactorily anticipate or meet its customers' needs or expectations; or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations, and macro and other economic conditions both in the United States and internationally, including the adverse global economic conditions. The company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its quarterly report on Form 10-Q for the period ended March 31, 2010. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world's toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2010 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009

Assets:
Cash and marketable securities	$804,322	$950,168
Accounts receivable, net	244,333	294,315
Prepaid expenses, deferred costs of revenue and other current assets (A)	276,323	263,891
Property and equipment, net	129,768	133,016
Deferred income taxes	606,886	604,737
Goodwill, intangibles and other long-term assets, net (A)	1,676,743	1,717,059
Total assets	$3,738,375	$3,963,186

Liabilities:
Accounts payable	$44,121	$55,104
Accrued liabilities	329,732	312,299
Deferred revenue	1,366,458	1,407,473
Accrued taxes and other long-term liabilities	64,264	70,772
Total liabilities	1,804,575	1,845,648

Stockholders' Equity:
Common stock	1,893	1,868
Treasury stock	(1,167,084)	(845,118)
Additional paid-in capital	2,336,463	2,251,916
Accumulated other comprehensive loss	(26,615)	(3,291)
Retained earnings	789,143	712,163
Total stockholders' equity	1,933,800	2,117,538
Total liabilities and stockholders' equity	$3,738,375	$3,963,186

(A)	Deferred costs of revenue and prepaid expenses primarily associated with revenue-sharing and royalty arrangements were $299.5M and $271.8M as of June 30, 2010 and December 31, 2009, respectively.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net revenue	$489,239	$468,686	$991,984	$916,395

Cost of net revenue (A)	109,731	96,783	221,813	190,445
Amortization of purchased technology	20,345	18,439	40,838	37,833
Impact of signature file update	725	-	725	-

Gross profit	358,438	353,464	728,608	688,117

Operating costs:

Research and development (A)	81,671	78,428	165,536	156,611

Sales and marketing (A)	155,236	157,429	321,464	306,060

General and administrative (A)	45,847	41,767	88,966	79,400

Restructuring charges	9,127	4,145	24,881	9,205

Amortization of intangibles	7,503	10,113	15,145	20,108

Acquisition-related costs	2,815	3,408	4,815	6,684

Impact of signature file update	1,093	-	1,093	-

Loss on sale/disposal of assets and technology	56	19	64	78

Investigation-related and other costs	-	2,279	-	2,325

Total operating costs	303,348	297,588	621,964	580,471

Income from operations	55,090	55,876	106,644	107,646

Interest and other income, net	122	(797)	651	2,180

Impairment of marketable securities	-	-	-	(710)

Income before provision for income taxes	55,212	55,079	107,295	109,116

Provision for income taxes	15,808	26,426	30,315	27,007

Net income	$39,404	$28,653	$76,980	$82,109

Net income per share - basic	$0.26	$0.18	$0.49	$0.53
Net income per share - diluted	$0.25	$0.18	$0.49	$0.52

Shares used in per share calculation - basic	154,456	155,763	156,088	154,748
Shares used in per share calculation - diluted	156,151	158,336	158,347	157,306

(A) Stock-based compensation expense is included as follows:
Cost of net revenue	$1,746	$1,637	$3,632	$2,808
Research and development	6,305	6,355	14,053	13,205
Sales and marketing	11,879	16,432	24,185	26,195
General and administrative	6,659	6,656	14,027	12,907

	$26,589	$31,080	$55,897	$55,115

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009

Cash flows from operating activities:
Net income	$76,980	$82,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,958	83,083
Stock-based compensation expense	55,897	49,057
Excess tax benefit from stock-based awards	(4,314)	(8,444)
Deferred income taxes	9,730	11,590
Non-cash restructuring charge	19,076	1,589
Impairment of marketable securities	-	710
Other non-cash items	2,367	2,594
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	31,910	55,237
Prepaid expenses, deferred costs of revenue, and other assets	(18,434)	(65,868)
Accounts payable	(9,457)	18,262
Accrued taxes and other liabilities	3,167	(48,053)
Deferred revenue	38,842	17,541
Net cash provided by operating activities	291,722	199,407
Cash flows from investing activities:
Purchase of marketable securities	(180,476)	(186,710)
Proceeds from sales of marketable securities	142,931	14,831
Proceeds from maturities of marketable securities	186,607	44,778
Purchase of property and equipment	(36,325)	(23,479)
Acquisitions, net of cash acquired	(32,470)	(33,697)
Other investing activities	1,508	165
Net cash provided by (used in) investing activities	81,775	(184,112)
Cash flows from financing activities:
Proceeds from issuance of common stock under our employee stock benefit plans	25,404	54,302
Excess tax benefit from stock-based awards	4,314	8,444
Repurchase of common stock	(321,966)	(19,748)
Bank borrowings	-	100,000
Payment of accrued purchase price and contingent consideration	(19,556)	-
Other financing activities	(3,157)	-
Net cash (used in) provided by financing activities	(314,961)	142,998
Effect of exchange rate fluctuations on cash	(56,129)	5,091
Net increase in cash and cash equivalents	2,407	163,384
Cash and cash equivalents at beginning of period	677,137	483,302
Cash and cash equivalents at end of period	$679,544	$646,686

MCAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
Net revenue:
GAAP net revenue		$489,239	$468,686	$991,984	$916,395
Impact of signature file update	(1)	6,105	-	6,105	-
Non-GAAP net revenue		$495,344	$468,686	$998,089	$916,395

Gross profit:
GAAP gross profit		$358,438	$353,464	$728,608	$688,117
Impact of signature file update	(1)	6,830	-	6,830	-
Stock-based compensation expense	(2)	1,746	1,637	3,632	2,808
Amortization of purchased technology	(3)	20,345	18,439	40,838	37,833
Non-GAAP gross profit		$387,359	$373,540	$779,908	$728,758

Operating income:
GAAP operating income		$55,090	$55,876	$106,644	$107,646
Impact of signature file update	(1)	7,923	-	7,923	-
Stock-based compensation expense	(2)	26,589	31,080	55,897	55,115
Amortization of purchased technology	(3)	20,345	18,439	40,838	37,833
Amortization of intangibles	(3)	7,503	10,113	15,145	20,108
Restructuring charges	(4)	9,127	4,145	24,881	9,205
Acquisition-related costs	(5)	2,815	3,408	4,815	6,684
Loss on sale/disposal of assets and technology	(6)	56	19	64	78
Investigation-related and other costs	(7)	-	2,279	-	2,325

Non-GAAP operating income		$129,448	$125,359	$256,207	$238,994

Net income:
GAAP net income		$39,404	$28,653	$76,980	$82,109
Impact of signature file update	(1)	7,923	-	7,923	-
Stock-based compensation expense	(2)	26,589	31,080	55,897	55,115
Amortization of purchased technology	(3)	20,345	18,439	40,838	37,833
Amortization of intangibles	(3)	7,503	10,113	15,145	20,108
Restructuring charges	(4)	9,127	4,145	24,881	9,205
Acquisition-related costs	(5)	2,815	3,408	4,815	6,684
Loss on sale/disposal of assets and technology	(6)	56	19	64	78
Investigation-related and other costs	(7)	-	2,279	-	2,325
Marketable securities (accretion) impairment	(8)	(401)	-	(829)	710
Provision for income taxes	(9)	15,808	26,426	30,315	27,007

Non-GAAP income before provision for income taxes		129,169	124,562	256,029	241,174

Non-GAAP provision for income taxes	(10)	31,001	29,895	61,447	57,882
Non-GAAP net income		$98,168	$94,667	$194,582	$183,292

Net income per share - diluted: *
GAAP net income per share - diluted		$0.25	$0.18	$0.49	$0.52
Stock-based compensation expense per share	(2)	0.17	0.20	0.35	0.35
Other adjustments per share	(1), (3)-(10)	0.21	0.22	0.39	0.29

Non-GAAP net income per share - diluted *		$0.63	$0.60	$1.23	$1.17

Shares used to compute Non-GAAP net income per share - diluted		156,151	158,336	158,347	157,306

*

Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (1) through (10).

Items (1) through (10) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Net Revenue”, “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (1) through (10).

The non-GAAP financial measures are non-GAAP net revenue, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share — diluted, which adjust for the following items: the impact of signature file update, stock-based compensation expense, amortization of purchased technology and intangibles, restructuring charges, acquisition-related costs, loss on sale/disposal of assets and technology, investigation-related and other costs, marketable securities (accretion) impairment, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(1)

Impact of signature file update primarily reflects the negative impact related to prior-period deferred revenue and additional costs incurred. The deferred revenue was originally scheduled to be recognized from the balance sheet and was delayed into future periods due to actions we took when providing customer care packages to our customers related to our release in April of an anti-virus signature file update that impacted some of our customers. We consider our operating results without this impact when evaluating our ongoing performance as we believe that the exclusion allows for more accurate comparisons of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the signature file update on our operating results.

(2)

Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(3)

Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(4)

Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(5)

Acquisition-related costs include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(6)

Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(7)

Investigation-related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(8)

Marketable securities (accretion) impairment includes “other than temporary” declines in the fair value of our available-for-sale securities and subsequent recoveries of these losses. The Company’s management excludes these losses/income when evaluating the company’s ongoing performance and/or predicting earning trends, and therefore excludes these losses/income when presenting non-GAAP financial measures.

(9) Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(10)

Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2010 and 2009 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% effective tax rate is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(Unaudited)

Q3 FY'10
Projected GAAP revenue range	$505M - $520M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.29 - $0.33

Add back:
Projected stock-based compensation adjustment per share, net of tax (A)	$0.12 - $0.16
Projected other adjustments per share, net of tax (B)	$0.13 - $0.17

Projected non-GAAP net income per share range - diluted*	$0.62 - $0.66
*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(A)

Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(B)

Other adjustments include amortization of purchased technology and intangibles, investigation-related and other costs, restructuring charges, acquisition-related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (1) through (10) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q3 FY’10, this guidance reflects an assumed annual GAAP and non-GAAP tax rate of 29% and 24%, respectively.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED GAAP REVENUE BY PRODUCT GROUPS
(in thousands)
(Unaudited)

		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009		June 30, 2009

McAfee Corporate		$298,449	61%	$312,507	62%	$337,910	64%	$308,573	64%	$291,409	62%

McAfee Consumer		190,790	39%	190,238	38%	187,756	36%	176,698	36%	177,277	38%

GAAP net revenue		489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%	$468,686	100%

McAfee Corporate	(1)	6,105

McAfee Consumer	(1)	-

Non-GAAP adjustments		6,105

McAfee Corporate		304,554	61%

McAfee Consumer		190,790	39%

Non-GAAP net revenue		$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED GAAP REVENUE BY GEOGRAPHY
(in thousands)
(Unaudited)

		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009		June 30, 2009

McAfee North America		$285,858	58%	$284,197	57%	$298,562	57%	$273,464	56%	$265,389	57%

McAfee International		203,381	42%	218,548	43%	227,104	43%	211,807	44%	203,297	43%

GAAP net revenue		489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%	$468,686	100%

McAfee North America	(1)	2,893

McAfee International	(1)	3,212

Non-GAAP adjustments		6,105

McAfee North America		288,751	58%

McAfee International		206,593	42%

Non-GAAP net revenue		$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

CONTACT:
McAfee, Inc.
Investors:
Kate Scolnick, 408-346-5223
kate_scolnick@mcafee.com
or
Brandie Claborn, 972-987-2124
brandie_claborn@mcafee.com
or
Media:
Tracy Ross, 650-245-8466
tracy_ross@mcafee.com